UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2016

Bluerock Residential Growth REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36369	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor

New York, NY 10019

(Address of principal executive offices)

(212) 843-1601

(Registrant’s telephone number, including area code)

None.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Underwriting Agreement

On October 5, 2016, Bluerock Residential Growth REIT, Inc., a Maryland corporation, or the Company, its operating partnership, Bluerock Residential Holdings, L.P., a Delaware limited partnership, or the Operating Partnership, and its manager, BRG Manager, LLC, a Delaware limited liability company, or the Manager, entered into an Underwriting Agreement, or the Underwriting Agreement, with Janney Montgomery Scott, LLC, or Janney, and D.A. Davidson & Co., or D.A. Davidson, as representatives of the several underwriters named in Schedule A attached to the Underwriting Agreement (together with Janney and D.A. Davidson, the Underwriters), in connection with the public offering, or the Offering, by the Company of 2,700,000 shares of 7.125% Series D cumulative preferred stock, or the Series D Preferred Stock, of the Company, or the Firm Shares. The Firm Shares and the Additional Shares (as defined below), or the Shares, are registered with the Securities and Exchange Commission, or the SEC, pursuant to a registration statement on Form S-3 (File No. 333-208956), as the same may be amended and/or supplemented, or the Registration Statement, under the Securities Act of 1933, or the Securities Act, and were offered and sold pursuant to a prospectus supplement dated October 5, 2016, and a base prospectus dated January 29, 2016 relating to the Registration Statement.

Under the terms of the Underwriting Agreement, the Company also granted to the Underwriters an overallotment option, or the Overallotment Option, exercisable for 30 days from the date of the Company’s prospectus supplement dated October 5, 2016, to purchase up to 405,000 additional shares of the Series D Preferred Stock, or the Additional Shares, at the Offering Price (as defined below), less underwriting discounts and commissions, to cover overallotments, if any.

The Underwriters offered the Shares to the public at a liquidation preference of $25.00 per Share, or the Offering Price, and to certain dealers, which may include the Underwriters, at the Offering Price less a selling concession not in excess of $0.50 per Share.

The Offering is expected to close on October 13, 2016. Under the terms of the Underwriting Agreement, the Company and the Operating Partnership have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, the Exchange Act of 1934, as amended, and other federal or state statutory laws or regulations. The Underwriting Agreement contains customary representations, warranties, covenants, obligations of the parties and termination provisions.

The foregoing description of the Underwriting Agreement is a summary and is qualified in its entirety by the terms of the Underwriting Agreement, a copy of which is filed as Exhibit No. 1.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01. A copy of the opinion of Venable LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto, and a copy of the opinion of Vinson & Elkins LLP with respect to tax matters concerning the Shares is attached as Exhibit 8.1 hereto.

Sixth Amendment to Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership

On October 11, 2016, in connection with the Offering, the Company entered into a Sixth Amendment to Second Amended and Restated Agreement of Limited Partnership, or the Sixth Amendment, of its Operating Partnership. The Sixth Amendment provides, among other things, for the designation of up to 3,105,000 7.125% Series D cumulative preferred units of the Operating Partnership, or the Series D Preferred Units, and the issuance of the Series D Preferred Units to the Company in exchange for the contribution by the Company of the net proceeds of the Offering. The Series D Preferred Units will have substantially similar rights and preferences as the Series D Preferred Stock, as described below in Item 3.03.

The foregoing description of the Sixth Amendment is a summary and is qualified in its entirety by the terms of the Sixth Amendment, a copy of which is filed as Exhibit No. 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

ITEM 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

On October 11, 2016, the Company filed Articles Supplementary, or the Articles Supplementary, with the Maryland State Department of Assessments and Taxation to designate 4,000,000 shares of the Company’s authorized but unissued preferred stock, $0.01 par value per share, as shares of the Series D Preferred Stock, with the powers, designations, preferences and other rights as set forth therein. The Articles Supplementary became effective upon filing on October 11, 2016.

The Articles Supplementary provide that the Company will pay cumulative cash dividends on the Series D Preferred Stock, from October 13, 2016, the date of original issuance, at a rate of 7.125% per annum of the $25.00 liquidation preference per share (equivalent to $1.78125 per share) when and if authorized by the Board of Directors of the Company.

Dividends on the Series D Preferred Stock will be payable quarterly in arrears on each January 5th, April 5th, July 5th and October 5th of each year, commencing on January 5, 2017 (or, if any such day is not a business day, on the immediately preceding business day, with the same force and effect as if paid on such date). The Series D Preferred Stock will rank (i) senior to the Company’s Class A common stock, $0.01 par value per share, or the Class A Common Stock, and (ii) on parity with our 8.250% Series A cumulative redeemable preferred stock, our Series B redeemable preferred stock, and our 7.625% Series C cumulative redeemable preferred stock, in each case with respect to priority of dividend payments and rights upon the Company’s liquidation, dissolution or winding up.

The Series D Preferred Stock is not redeemable by the Company prior to October 13, 2021, except in limited circumstances relating to the Company’s ability to preserve its qualification as a real estate investment trust (“REIT”) or in connection with a Change of Control/Delisting (as defined in the Articles Supplementary).

On and after October 13, 2021, the Company may, at its option, redeem the Series D Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus an amount equal to all accrued but unpaid dividends to and including the redemption date.

In addition, upon the occurrence of a Change of Control/Delisting, the Company may, at its option, redeem the Series D Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control/Delisting occurred, by paying $25.00 per share, plus an amount equal to all accrued but unpaid dividends thereon to and including the redemption date, in cash. In addition, in the event a Change of Control/Delisting should occur and, on or before the Change of Control/Delisting Conversion Date (as defined in the Articles Supplementary), the Company has not provided notice of its intention to redeem the Series D Preferred Stock, each holder of Series D Preferred Stock may, at its sole option, elect to convert any or all of such holder’s shares of Series D Preferred Stock into a number of shares of Class A Common Stock per share of Series D Preferred Stock to be converted, equal to the lesser of:

-	the quotient obtained by dividing (i) the sum of (x) the liquidation preference amount of $25.00 per share of Series D Preferred Stock, plus (y) any accrued but unpaid dividends (whether or not declared) to and including the Change of Control/Delisting Conversion Date (unless the Change of Control/Delisting Conversion Date is after a record date for the payment of a Series D Preferred Stock dividend for which dividends have been declared and prior to the corresponding Series D Preferred Stock dividend payment date, in which case no additional amount for such accrued but unpaid dividend will be included in this sum and such declared dividend will instead be paid, on such dividend payment date, to the holder of record of the Series D Preferred Stock to be converted as of 5:00 p.m. New York City time, on such record date) by (ii) the Class A Common Share Price (as defined in the Articles Supplementary); and

-	4.15973 (the “Share Cap”), subject to certain adjustments.

The Series D Preferred Stock has no stated maturity and is not generally subject to mandatory redemption or any sinking fund. Holders of shares of the Series D Preferred Stock will generally have no voting rights, except for limited voting rights if the Company fails to pay dividends for each of six or more consecutive quarterly periods and in certain other circumstances. There are restrictions on ownership of the Series D Preferred Stock intended to preserve the Company’s qualification as a REIT.

The foregoing description of the Articles Supplementary is a summary and is qualified in its entirety by the terms of the Articles Supplementary, a copy of which is filed as Exhibit No. 3.1 to this Current Report on Form 8-K and incorporated by reference into this Item 3.03.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

The information set forth above under Item 3.03 of this report is hereby incorporated by reference into this Item 5.03.

ITEM 8.01	OTHER EVENTS.

Press Release Announcing the Pricing of the Offering

On October 6, 2016, the Company issued a press release announcing the pricing of the Offering. The press release, a copy of which is filed as Exhibit No. 99.1 to this Current Report on Form 8-K, is incorporated by reference into this Item 8.01.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement by and among Janney Montgomery Scott, LLC and D.A. Davidson & Co., as representatives of the several underwriters named in Schedule A attached thereto, Bluerock Residential Growth REIT, Inc., Bluerock Residential Holdings, L.P. and BRG Manager, LLC, dated October 5, 2016

3.1	Articles Supplementary of the Company, dated October 10, 2016

5.1	Opinion of Venable LLP

8.1	Opinion of Vinson & Elkins LLP

10.1	Sixth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated October 11, 2016

99.1	Press Release, dated October 6, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

Dated: October 12, 2016	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Accounting Officer and Treasurer

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement by and among Janney Montgomery Scott, LLC and D.A. Davidson & Co., as representatives of the several underwriters named in Schedule A attached thereto, Bluerock Residential Growth REIT, Inc., Bluerock Residential Holdings, L.P. and BRG Manager, LLC, dated October 5, 2016

3.1	Articles Supplementary of the Company, dated October 10, 2016

5.1	Opinion of Venable LLP

8.1	Opinion of Vinson & Elkins LLP

10.1	Sixth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated October 11, 2016

99.1	Press Release, dated October 6, 2016